UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 28, 2011

Communication Intelligence Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19301	94-2790442
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

275 Shoreline Drive, Suite 500
Redwood Shores, CA 94065
(Address of principal executive offices)

(650) 802-7888
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).  Compensatory Arrangements of Certain Officers.

On January 28, 2011, Communication Intelligence Corporation (the “Company”) granted an option to purchase 1,000,000 shares of Common Stock to each of its directors, including two that also serve as executive officers of the Company without additional compensation.  Consistent with the terms of grants awarded to each of the Company’s non-employee directors, the Company’s Chief Executive Officer, Philip Sassower, and the Company’s Chief Financial Officer, Andrea Goren, each received an option to purchase 1,000,000 shares at an exercise price of $0.0649, which was the closing price for a share of the Company’s Common Stock on January 28, 2011, as quoted on the Over-the-Counter Bulletin Board.  These options vest quarterly over three years.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Communication Intelligence Corporation

Date: February 3, 2011	By:	/s/ Andrea Goren

Andrea Goren
(Chief Financial Officer)